                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIO-PLEXUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIO-PLEXUS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 19, 1999

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders (the "Meeting") of Bio-Plexus, Inc., a Connecticut corporation (the "Company"), will be held on Monday, July 19, 1999, at 1:30 p.m., local time, at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120, for the following purposes:

          1. To elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

          2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase to Twenty-Five Million (25,000,000) the number of shares of Common Stock that the Company is authorized to issue;

          3. To ratify the selection of independent public accountants for the current fiscal year; and

          4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on June 7, 1999, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. The holders of record of the voting stock at said record date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     The Company's Proxy Statement, Proxy, and Annual Report for the fiscal year ended December 31, 1998 are submitted herewith.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
June 18, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON, EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                BIO-PLEXUS, INC.
                               129 RESERVOIR ROAD
                           VERNON, CONNECTICUT 06066

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 19, 1999

                   INFORMATION CONCERNING THE ANNUAL MEETING,
                            SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Bio-Plexus, Inc., a Connecticut corporation having its principal offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Monday, July 19, 1999, at 1:30 p.m., local time, at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional materials furnished to the shareholders. Copies of the solicitation materials will also be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares which are beneficially owned by others to be forwarded to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Original solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     If not revoked, properly executed proxies will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying proxy to vote FOR the election of the nominees for Director of the Company listed on the first proposal, and to vote FOR each one of the other proposals on the accompanying Notice of Meeting.

     The Corporation intends to mail this Proxy Statement and accompanying proxy on approximately June 18, 1999.

REVOCABILITY OF PROXY

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy at any time before it is exercised. Proxies may be revoked by either (i) sending to the Secretary of the Company, Nancy S. Lautenbach, a duly executed written instrument of revocation or a duly executed proxy bearing a date later than that on the proxy being revoked, or (ii) attending the Meeting AND VOTING IN PERSON. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on June 7, 1999, as the record date for the determination of shareholders entitled to receive notice of and vote at the Meeting. On that date the Company had issued and outstanding 13,509,081 shares of its common stock ("Common Stock"). The holders of record of the Common Stock at said record date are entitled to notice of and to vote at the Meeting and any adjournments and postponements thereof. On each matter submitted to a shareholder vote, each share of Common Stock entitles its holder to one (1) vote.

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of June 8, 1999 (unless otherwise specified) for: ( i) each person who is known by the Company to beneficially own more than 5% of the Common Stock; (ii) each of the Company's directors; (iii) the Company's chief executive officer and all other executive officers with compensation in excess of $100,000 (determined as of December 31, 1998) (the "Named Executive Officers"); and (iv) all the directors and executive officers as a group.

                                                                               PERCENT OF
                                                         AMOUNT AND NATURE       CLASS
NAME AND ADDRESS (1)                                       OF BENEFICIAL      BENEFICIALLY
OF BENEFICIAL OWNER                                        OWNERSHIP (2)         OWNED
--------------------                                     -----------------    ------------
Herman Gross (3).......................................      1,616,168            12.0%
Richard L. Higgins (4).................................         54,999               *
Carl R. Sahi (5).......................................        578,500             4.3%
David Himick (6).......................................      1,599,512            12.0%
Lucio Improta (7)......................................         20,000               *
Kimberley A. Cady (8)..................................         10,000               *
Richard D. Ribakove (9)................................         42,730               *
All directors and executive officers as a group (8
  persons).............................................      3,921,909              29%

---------------
 *  Less than 1% of the class.

(1) Unless otherwise indicated, the address of each named holder is c/o Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Includes 75,000 shares issuable upon the exercise of warrants owned by Mr. Gross which are presently exercisable.

(4) Includes 54,999 shares of common stock issuable upon the exercise of options owned by Mr. Higgins which are presently exercisable.

(5) Includes 50,000 shares of common stock held by E.B. Hanson, Inc., a company controlled by Mr. Sahi and 125,000 shares of common stock issuable upon the exercise of warrants held by Mr. Sahi which are presently exercisable.

(6) Includes 145,378 shares owned jointly by Mr. Himick and his wife and as to which they share voting and investment power and 77,000 shares issuable upon the exercise of warrants and options owned by Mr. Himick which are presently exercisable.

(7) Includes 20,000 shares of common stock issuable upon the exercise of options owned by Mr. Improta which are presently exercisable.

(8) Includes 10,000 shares of common stock issuable upon the exercise of options owned by Ms. Cady which are presently exercisable.

(9) Includes 28,430 shares owned jointly by Mr. Ribakove and his wife in tenancy by their entirety. As to such shares, Mr. Ribakove and his wife share voting and investment power. Also includes 13,000 shares of common stock issuable upon the exercise of options owned by Mr. Ribakove, and 600 shares held in custodial accounts for the Ribakoves' minor children.

VOTING PROCEDURES

     Pursuant to the Company's by-laws, to constitute a quorum for the transaction of business at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the vote cast by the shares of stock entitled to vote, in person or by proxy, at the Meeting will elect directors as long as a quorum is present. If a quorum exists, action on each other question to be voted upon will be approved if votes, in person or by proxy, cast by shareholders favoring the action exceed the vote cast by shareholders opposing the action. In certain circumstances, a shareholder will be considered to be present at the Meeting for quorum purposes, but will not be deemed to have voted in the election of directors or in connection with other matters presented for approval at the Meeting. Such circumstances will exist where a shareholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not for the election of directors or on other matters. Under Connecticut law, such abstentions and non-votes have a neutral effect on the election of management's nominees for directors and on the approval or disapproval of the other matters presented for shareholder action.

                    1.  NOMINATION AND ELECTION OF DIRECTORS

     One of the purposes of the Meeting is the election of the Board of Directors of the Company to hold office until the 2000 Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares will be voted for the election of such substitute nominees as the Board of Directors may propose. Each person consented to being named a nominee in this Proxy Statement and has agreed to serve if elected. The Company knows of no reason why any of the listed nominees would be unavailable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES FOR DIRECTORS

     A board of five directors is proposed to be elected at the Meeting.

     The names of the nominees, all of whom are currently directors of the Company, and certain information about them are set forth below.

           NAME OF NOMINEE             AGE                     POSITION(S)
           ---------------             ---                     -----------
Richard D. Ribakove (1)(2)...........  44     Chairman of the Board and Director
Richard L. Higgins...................  56     President, Chief Executive Officer and
                                              Director
Carl R. Sahi.........................  42     Vice President, Technology and Business
                                                Development, Treasurer and Director
David Himick (1)(2)..................  73     Director
Herman Gross (1)(2)..................  81     Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit and Finance Committee.

     MR. RIBAKOVE is Chairman of the Board of Directors, a Director of the Company and an attorney in private practice in New York City. Mr. Ribakove has been a Director of the Company since its founding in

September 1987. He was named Chairman of the Board of Directors in June 1999. He is also the Vice President of Mooney-General Paper Co., a large distributor of paper products. He is a graduate of Hofstra University with a Bachelor's degree in Business Administration and is a graduate of Brooklyn Law School. Mr. Ribakove is currently serving as President of the Garden State Paper Trade Association of New Jersey.

     MR. HIGGINS is a Director of the Company and the Company's President and Chief Executive Officer. He joined the Company on a part-time basis as a consultant in May 1992 and became a full time employee in September 1993. From July 1996 to January 1998, Mr. Higgins served as the Company's Vice President, Finance. Mr. Higgins assumed his current position in January 1998. From February 1992 through September 1993, Mr. Higgins was self-employed as a business consultant. From June 1966 through February 1992, Mr. Higgins was employed by the State of Connecticut during which time he helped establish the Connecticut Development Authority ("CDA"). He served as the CDA's Executive Director from 1975 to 1992. Mr. Higgins holds a Bachelor of Arts degree from the University of Connecticut.

     MR. SAHI is a Director of the Company and the Company's Vice President, Technology and Business Development and Treasurer. Mr. Sahi founded the Company in September 1987 and has been a Director since that time. Between September 1987 and October 1997, Mr. Sahi served as President of the Company. Prior to 1987, Mr. Sahi had seven years of entrepreneurial experience in developing products, services and small companies. His experience includes the development of a polyvinyl chloride gasketed plastic bottle cap, the formation and management of a company that assembled plastic immunoassay diagnostic test kits and the formation, management and sale of a janitorial maintenance company. Mr. Sahi is the principal inventor of the Company's self-blunting needle and founded the Company in order to design, develop, manufacture and market that product. Mr. Sahi has three years of undergraduate business education, holds a Bachelor's degree in Pathobiology from the University of Connecticut and has six years of graduate training in Chemistry.

     MR. HIMICK is a Director of the Company, a retired business executive, and a business consultant. Mr. Himick became a Director of the Company in April 1997. He was the founder of several companies including Commercial Wire Rope & Supply of Detroit, Commercial Wire Rope & Supply of Flint, Commercial Wire Rope & Supply of Toledo, and Detroit Chain Products Co. He was a director for Heritage Federal Savings Bank located in Taylor, Michigan between 1982 and 1993 and a director of Heritage Bankcorp Inc. (the holding company of Heritage Federal Savings), between 1989 and 1993. Mr. Himick currently serves on the board of directors of Community Bank of Dearborn and the board of directors of Dearborn Bancorp (the holding company of Community Bank of Dearborn), both of which positions he assumed in 1994.

     MR. GROSS is a Director of the Company and a retired business executive. He became a Director of the Company in November 1998. He was Chairman of Elliot International, a company that imports apparel, from 1948 to 1981. He is a graduate of both City College of New York and Harvard Law School. Mr. Gross is a member of the New York Bar. He brings to the Company his knowledge of finance, the international market and his understanding of patent law.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board of Directors has two standing committees: the Compensation Committee and the Audit and Finance Committee. The Board does not have a nominating committee.

     The Compensation Committee acts on all matters related to compensation of persons providing services to the Company, including the making of grants under the Company's 1991 Long-Term Incentive Plan. Messrs. Ribakove, Himick and Gross are the members of the Compensation Committee. During the fiscal year ended on December 31, 1998, there were two meetings of the Compensation Committee.

     The Audit and Finance Committee reviews the results and scope of the annual audit and other services provided by the Company's independent auditors and approves proposals for financing the Company. Messrs. Ribakove, Himick and Gross are the members of the Audit and Finance Committee. There was one meeting pertaining to the review of the annual audit, and there was one meeting pertaining to Company financings during the year ended December 31, 1998.

     The Board of Directors held eighteen meetings during the fiscal year ended December 31, 1998 and acted by unanimous written consent of its members once.

     During 1998, no incumbent Director failed to attend at least 75% of the meetings of the Board of Directors or the committee on which such Director served.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors receive an automatic annual grant of options for 1,000 shares of Common Stock upon their election or re-election to the Board of Directors. The options are granted under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which was adopted on July 6, 1995 at the Company's 1995 Annual Meeting of Shareholders.

     Only non-employee members of the Board of Directors of the Company are eligible to receive grants of options under the Directors' Plan. Participants who had served as directors prior to the adoption of the Directors' Plan automatically received an option for 1,000 shares for each calendar year they served as a director. Accordingly, Mr. Ribakove received options for 9,000 shares of common stock for past services. During the term of the Directors' Plan, participants automatically receive a grant of an option for 1,000 shares of common stock on their election or re-election. Messrs. Krampert, Ribakove, Himick and former director Stanley Jacke have all received an automatic grant for 1,000 shares of common stock for services in 1998 and Mr. Gross received an automatic grant for 1,000 shares of common stock upon his election in November 1998. All options granted vest one (1) year after the grant, are exercisable for the lesser of one (1) year from the termination as a director or five (5) years from grant, and have an exercise price equal to the fair market value of the underlying shares of common stock at the time of grant. Vesting is accelerated upon the death, disability, or retirement of a participant. Should a participant terminate his or her service as a director for any other reason, shares not fully vested under an option will be forfeited. Payment of the option exercise price may be made in cash or by transfer to the Company of shares of common stock having a fair market value equal to the option exercise price, or by withholding from the shares that would otherwise be issued under an option, that number of shares having a fair market value equal to the option exercise price.

     There are fifty thousand (50,000) shares reserved for issuance under the Directors' Plan. There were twenty-one thousand (21,000) shares subject to outstanding options as of December 31, 1998. There are also five-thousand (5,000) options outstanding that were issued to a Director of the Company outside of the Director's Plan.

     Non-employee directors also received $2,500 per quarter for the first three quarters of 1998 for serving on the Board of Directors. Beginning with the fourth quarter of 1998, directors receive $2,500 in Company stock valued at 85% of the 30 day average market price for the stock for the month prior to the month in which payments would be made.

MANAGEMENT

     The executive officers and directors of the Company are as follows:

NAME                                           AGE                  POSITION(S)
----                                           ---                  -----------
Richard D. Ribakove (1)(2)...................  44     Chairman of the Board and Director
Richard L. Higgins...........................  56     President, Chief Executive Officer and
                                                        Director
Thomas K. Sutton.............................  39     Executive Vice President
Carl R. Sahi.................................  43     Vice President, Technology and Business
                                                        Development, Treasurer and Director
Kimberley A. Cady............................  33     Vice President, Finance and Chief
                                                      Financial Officer
Lucio Improta................................  54     Vice President, International Business
                                                        Development
David Himick (1)(2)..........................  73     Director
Herman Gross (1)(2)..........................  81     Director

---------------
(1) Member of Compensation Committee.

(2) Member of Audit and Finance Committee.

     The biographical information for Messrs. Ribakove, Higgins, Sahi, Himick and Gross are included above under "Nominees for Directors."

     Mr. Sutton was appointed Executive Vice President in 1998. He has responsibility for Marketing and Sales, Human Resources, Quality Assurance, Engineering and Operations. Mr. Sutton previously served as the Company's Vice President, U.S. Marketing and Sales from November 1996 to March 1998. Mr. Sutton has extensive experience in marketing and sales of safety medical needles. Prior to his work at the Company, Mr. Sutton managed the Protectiv I.V. Catheter Safety System brand for Johnson & Johnson Medical, Inc. ("JJMI"). Mr. Sutton served as Product Director for five years at JJMI (1991-1996), and was a Sales Manager and Representative prior to holding that position. Mr. Sutton was in commercial banking for six years with the South Carolina National Bank, rising to the level of Vice President. Mr. Sutton holds a Bachelor of Science degree in Business Administration and a Master's degree in Business Administration, both from the University of South Carolina.

     Ms. Cady is the Company's Vice President, Finance and Chief Financial Officer. Between 1994 and 1996, Ms. Cady served as the Company's Cost Accountant and between 1996 and 1998 as the Company's Controller. Ms. Cady has eleven years of accounting and finance experience encompassing both public and private accounting, specializing in manufacturing. From 1989 to 1994, Ms. Cady was employed with Gerber Technology, Inc., a subsidiary of Gerber Scientific, Inc., most recently as their Supervisor of Cost Accounting. Prior to this, she was employed as an auditor with the public accounting firm of Deloitte & Touche, LLP. Ms. Cady holds a Bachelor of Science degree in Business Administration from Bryant College.

     Mr. Improta is the Company's Vice President, International Business Development. In this position, Mr. Improta has the responsibility to introduce the Company's products overseas, by establishing a network of distributors in key foreign markets. Prior to his appointment, Mr. Improta was acting as a consultant to the Company through FRC International, to help establish distributors in Europe. In 1984, Mr. Improta formed his own company, H-S Hospital Service, specializing in interventional radiology products, where he was employed through 1993. He then formed a marketing consulting company, FRC International, where he was employed until joining the Company in January 1997. His prior experience includes employment with a number of medical products companies including Becton, Dickinson & Company, Ital-Gamma and Abbot Laboratories. Mr. Improta holds a Master's degree in Business Administration from MCE Europe.

COMPENSATION OF EXECUTIVE OFFICERS

     Included below are tables which set forth certain information concerning compensation paid by the Company to its chief executive officer and all other executive officers with annual compensation in excess of $100,000 for the year ended December 31, 1998 (the "Named Executive Officers"). The tables include columns related to stock options and stock appreciation rights ("SARS") (contractual rights to compensation measured by increases in the value of the common stock payable in stock and/or cash). No SARS have been issued by the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                            ANNUAL COMPENSATION             COMPENSATION
                                                    ------------------------------------    ------------
                                                                          OTHER ANNUAL       SECURITIES
                                                    SALARY     BONUS      COMPENSATION       UNDERLYING        OTHER
      NAME AND PRINCIPAL POSITION           YEAR      ($)       ($)          ($)(1)         OPTIONS/SARS    COMPENSATION
      ---------------------------           ----    -------    ------    ---------------    ------------    ------------
Richard L. Higgins (2)..................    1998    180,017                                   100,000
Chief Executive Officer                     1997    100,000                                    25,000
                                            1996     90,385
Lawrence C. Krampert (3)................    1998     15,000
Chairman of the Board                       1997    100,000                                   100,000(4)
Ronald A. Haverl (5)....................    1998                                                              116,667(6)
Chairman of the Board                       1997    135,385                                                    83,333(6)
                                            1996     22,000    31,236        593,125
Carl R. Sahi (7)........................    1998    190,769
Vice President, Business and                1997    220,000
Technology Development and                  1996    220,000                                   593,125
Treasurer
Thomas K. Sutton (10)...................    1998    119,077                                    30,000
Executive Vice President                    1997    103,000    14,401(11)                       30,000
                                            1996     14,262    30,395(11)
Lucio Improta (8).......................    1998    150,000
Vice President, International               1997    144,231                                    30,000           4,248(9)
Business Development

---------------
 (1) The amounts shown represent income earned upon the exercise of warrants for shares of common stock. The warrants were granted in 1991 and were exercised immediately prior to their expiration.

 (2) Mr. Higgins was a Named Executive Officer of the Company in 1997, holding the office of Vice President, Finance. On January 6, 1998, Mr. Higgins was elected to the offices of President and Chief Executive Officer of the Company.

 (3) Mr. Krampert was elected Chief Executive Officer of the Company on July 24, 1997 and President on October 29, 1997. Mr. Krampert resigned as an employee of the Company and assumed the position of Chairman of the Board of Directors effective January 6, 1998. Mr. Krampert resigned as Chairman of the Board of Directors effective June 3, 1999.

 (4) Mr. Krampert's options expired in accordance with their terms upon his resignation as an employee of the Company on January 6, 1998.

 (5) Mr. Haverl resigned as Chief Executive Officer of the Company on July 24, 1997 and as Chairman of the Board of Directors effective January 5, 1998.

 (6) Represents payments to Mr. Haverl in accordance with a severance arrangement with the Company. See "Employment Agreements."

 (7) Mr. Sahi became Treasurer of the Company on July 24, 1997 and Vice President, Business Technology and Development on October 29, 1997. Mr. Sahi served as President of the Company from September 1987 to October 1997.

 (8) Mr. Improta first became an employee of the Company on January 13, 1997.

 (9) Represents premiums paid for a personal term life insurance policy. Mr. Improta has no interest in any cash surrender value under the insurance policy.

(10) Mr. Sutton first became an employee of the Company in November 1996.

(11) Represents a signing bonus paid to Mr. Sutton in 1996 and 1997.

                        OPTION/GRANT IN LAST FISCAL YEAR

                                                                                                POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                               AT ASSUMED
                                                                                              ANNUAL RATES
                                                                                             OF STOCK VALUE
                             NUMBER OF        PERCENT OF                                    APPRECIATION FOR
                             SECURITIES     TOTAL OPTIONS       EXERCISE                         OPTION
                             UNDERLYING       GRANTED TO         OR BASE                       TERM($)(1)
                              OPTIONS        EMPLOYES IN          PRICE       EXPIRATION    -----------------
NAME                         GRANTED(#)          1998            ($/SH)          DATE         5%        10%
----                         ----------    ----------------    -----------    ----------    ------    -------
Richard L. Higgins.........   100,000             54%             4.75         01/09/08      7.74      12.32
Thomas K. Sutton...........    30,000             16%             4.75         03/30/08      7.74      12.32

---------------
(1) Represents the potential realizable value of each grant assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option term at 5% and 10% annually.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Improta dated January 13, 1997 filed as Exhibit 10.15 to the Company's Quarterly Report on Form 10-Q for the quarter ended on March 31, 1997 and incorporated by reference herein. Under the terms of the agreement, Mr. Improta receives an annual salary of $150,000 plus commissions and is subject to customary confidentiality and non-competition provisions. The initial term of the agreement is 18 months which is automatically renewed for a second 18 month term absent notice of termination for cause. Subject to the terms of the agreement, either party may terminate the agreement during the second term, based on certain severance provisions.

     The Company had an arrangement with Mr. Haverl that became effective upon his resignation as Chief Executive Officer of the Company, the terms of which were set forth as Exhibit 10.17 filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Under the terms of the arrangement, Mr. Haverl received a severance payment of $200,000 less certain adjustments payable in twelve monthly installments. In addition, Mr. Haverl acted as a consultant to the Company for an initial term commencing August 1, 1997 and ending September 30, 1997 at no cost to the Company.

     All employees have executed confidentiality agreements with the Company.

INCENTIVE PLAN

     In May 1991 the Company adopted its 1991 Long Term Incentive Plan (as amended, the "Plan"). Pursuant to the Plan, the Compensation Committee of the Board (the "Committee") has the power to make grants or awards to persons who, in the judgment of the Committee, have contributed or will contribute, to the long-term success of the Company. The Board generally may amend, suspend or terminate the Plan in whole or in part. However, amendments which materially increase the benefits accruing to participants under the Plan, increase the number of shares of common stock reserved for purposes of the Plan or materially modify the requirements as to eligibility to participate in the Plan must also be approved by the Company's shareholders. Awards and grants under the Plan may be made in a variety of forms, including warrants to purchase common stock, stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("ISOs"), and restricted stock. Stock options may be accompanied by SARS, and restricted stock may be accompanied by grants of performance shares (contractual rights to compensation measured by increases in the value of the common stock payable in cash). The Committee in its discretion determines who receives grants or awards under the Plan, the number of warrants, options, ISOs, SARs, performance shares, and shares of restricted stock, the option price, and the duration of the awards. One Million (1,000,000) shares have been reserved for issuance under the Plan, including 428,900 shares subject to outstanding options under the Plan as of December 31, 1998. There were 21,000 options exercised under the Plan during 1998. The exercise prices of options awarded under the Plan were the fair market value of the underlying shares at the time of the award, as determined by the Compensation Committee of the Board of Directors.

     On January 28, 1999 at a meeting of the Board of Directors, a decision was made to reduce the exercise prices on existing employee stock options awarded under the 1991 Long Term Incentive Plan to $2.75 per share. This reduction was made in an effort to more appropriately value the options given the decline in the Company's stock price since the original grant dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On September 8, 1998, the Company received $250,000 from Mr. Sahi, a director and officer of the Company, in exchange for a one-year promissory term note with warrants. The term note bore interest at 8% per annum and was payable quarterly in arrears commencing on December 8, 1998. If not required to be paid sooner, the maturity date of the note was September 8, 1999. On March 31, 1999, in accordance with the terms and conditions of the note, the Company paid the outstanding principal balance of $250,000, and all accrued interest thereon. With the note, there were 30,000 common stock warrants issued with a three-year life and an exercise price of $2.09.

     On September 11, 1998 the Company received $250,000 from Mr. Himick, a director and shareholder of the Company, in exchange for 124,378 shares of common stock issued at $2.01 per share.

     During the fourth quarter of 1998, Mr. Gross, a director and shareholder of the Company, invested $1,000,000 in exchange for 510,000 shares of common stock and 75,000 warrants with a maturity date of December 31, 2001 and an exercise price of $2.00 per share.

     During the first quarter of 1999, Mr. Himick invested $1,000,000 in exchange for 502,500 shares of common stock and 75,000 warrants with a maturity date of December 31, 2001 and an exercise price of $2.00 per share.

     During the first quarter of 1999, Mr. Gross invested $100,000 in exchange for 47,058 shares of common stock.

     During the second quarter of 1999, Mr. Sutton exercised a warrant to purchase 30,000 shares of the Company's Common Stock at an exercise price of $2.75 per share.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Company is not aware of any delinquent reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, to be filed with the Securities and Exchange Commission during the fiscal year ending December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Ribakove, Himick and Gross are the members of the Compensation Committee. Each is a non-employee director of the Company. No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for any other entity.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OF THE COMPANY INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED

BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS COMPENSATION COMMITTEE REPORT BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED BY THE COMPANY UNDER SUCH ACTS.

INTRODUCTION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, administers the Company's 1991 Long-Term Incentive Plan, and sets specific compensation levels for executive officers of the Company. The goal of the Committee is to provide such levels and forms of compensation as will allow the Company to attract, retain, and motivate persons important to the growth and success of the Company. Non-employee directors serve as members of the Compensation Committee.

COMPENSATION PROGRAMS

     Base Salary. The Committee establishes base salaries for each of the executive officers based upon their position with the Company, their experience level and their individual performance. Base salaries are subject to adjustment by the Committee, from time to time, in its subjective discretion.

     Bonuses. Each executive officer is eligible to receive a cash bonus at the election of the Committee. The bonus may be awarded at any time during the year and may be based on a specific goal or achievement or overall performance of the officer.

     Incentive Plan. Executive officers are eligible to participate in the Company's 1991 Long-Term Incentive Plan (the "Incentive Plan"). Grants under the Incentive Plan may be made in a variety of forms including warrants to purchase Common Stock, stock options, incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and restricted stock. Stock options may be accompanied by stock appreciation rights and restricted stock may be accompanied by grants of performance shares (contractual rights to compensation measured by increases in the value of Common Stock payable in cash). Only grants of stock options have been made under the Incentive Plan. Vesting periods for executive officers vary. Generally, the options were provided through initial grants at or near the date of hire and subsequent grants as the Committee deemed appropriate. The intent of the grants was to create an incentive for the recipient to remain at the Company and to provide a long-term incentive to achieve or exceed the Company's goals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Higgins is the Chief Executive Officer of the Company and was first elected to that office on January 6, 1998. His compensation consisted of a base salary plus bonus. In 1998, he received an annual base salary of $180,017 and was awarded 100,000 stock options to purchase Company's common stock.

CODE SECTION 162(M)

     In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year with respect to certain of the company's higher paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limitation. The 1998 cash compensation of the Company's executives was well below the level where this limitation would apply. The Company believes that options granted under the Incentive Plan are excluded from the Section 162(m) limitation as performance-based compensation.

                                          COMPENSATION COMMITTEE:

                                          RICHARD RIBAKOVE
                                          DAVID HIMICK
                                          HERMAN GROSS

                            STOCK PERFORMANCE GRAPH

     THIS STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT OF THE COMPANY INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS STOCK PERFORMANCE GRAPH BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED BY THE COMPANY UNDER SUCH ACTS. MOREOVER, THE COMPARISONS IN THE STOCK PERFORMANCE GRAPH ARE REQUIRED BY REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND ARE NOT INTENDED TO FORECAST OR TO BE INDICATIVE OF THE POSSIBLE FUTURE PERFORMANCE OF THE COMMON STOCK.

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period indicated below with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the S&P Healthcare Composite Index. The comparison assumes $100 was invested on June 20, 1994, at the initial public offering price in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
  FOR THE PERIOD JUNE 20, 1994 TO DECEMBER 31, 1998 BETWEEN BIO-PLEXUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE S&P HEALTHCARE COMPOSITE INDEX.

                                                                                                        S&P HEALTHCARE COMPOSITE
                                                    BIO-PLEXUS, INC.           NASDAQ STOCK INDEX                 INDEX
                                                    ----------------           ------------------       ------------------------
6/20/94                                                  100.000                     100.000                     100.000
                                                         112.500                      98.290                      99.150
                                                         117.500                     100.310                     100.100
                                                         145.000                     106.710                     111.910
                                                         159.380                     106.440                     114.230
                                                         187.500                     108.530                     115.680
                                                         115.000                     104.930                     116.800
12/31/94                                                 127.500                     105.220                     117.880
                                                         145.000                     105.820                     125.590
                                                         142.500                     111.420                     127.370
                                                         147.500                     114.720                     131.130
                                                         145.000                     118.330                     134.670
                                                         110.000                     121.390                     138.160
                                                         120.000                     131.220                     144.010
                                                         118.750                     140.870                     150.890
                                                         120.000                     143.730                     150.640
                                                         122.500                     147.030                     163.790
                                                         117.500                     146.180                     168.400
                                                         100.000                     149.610                     176.770
12/31/95                                                 102.500                     148.820                     186.080
                                                         108.750                     149.550                     196.650
                                                         112.500                     155.240                     193.480
                                                          97.500                     155.750                     191.970
                                                         121.250                     168.670                     188.280
                                                         115.000                     176.420                     196.010
                                                         100.000                     168.460                     199.630
                                                          90.000                     153.440                     189.820
                                                          76.250                     162.040                     196.900
                                                          76.250                     174.430                     213.030
                                                          85.000                     172.500                     215.080
                                                          60.000                     183.170                     233.150
12/31/96                                                  90.000                     183.000                     223.120
                                                          75.630                     196.010                     247.510
                                                          62.500                     185.170                     251.120
                                                          46.250                     173.080                     233.870
                                                          56.250                     178.490                     253.020
                                                          45.000                     198.710                     268.500
                                                          32.500                     204.800                     294.250
                                                          27.500                     226.420                     299.980
                                                          56.250                     226.070                     275.690
                                                          56.250                     239.430                     291.650
                                                          58.750                     227.040                     294.690
                                                          53.750                     228.170                     307.190
12/31/97                                                  47.500                     224.510                     320.660
                                                          41.250                     231.600                     343.020
                                                          36.880                     253.340                     362.220
                                                          41.250                     262.700                     374.880
                                                          33.130                     267.160                     383.740
                                                          30.000                     252.490                     376.340
                                                          28.750                     270.450                     403.870
                                                          26.250                     267.450                     406.010
                                                          23.750                     215.010                     360.430
                                                          17.500                     244.410                     403.220
                                                          28.750                     254.710                     417.810
                                                          26.250                     279.401                     443.320
12/31/98                                                  23.750                     315.610                     462.430

          2.  AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Shareholders are being asked to approve an amendment to the Company's Certificate of Incorporation to increase to Twenty-Five million (25,000,000) the number of shares of Common Stock that the Company is authorized to issue in order to provide shares for issuance in future financings.

CURRENT CAPITALIZATION

     At the close of business on June 7, 1999, there were (i) 13,509,081 shares of Common Stock issued and outstanding, (ii) 1,561,158 shares of Common Stock subject to outstanding warrants, (iii) 811,000 shares of Common Stock reserved for issuance under the Incentive Plan and Directors' Plan, which are either subject to outstanding options or reserved for future grants, and (iv) 18,000,000 shares of Common Stock currently authorized, leaving approximately 2,118,761 shares available for future corporate purposes.

REASONS FOR THE AMENDMENT

     The Board of Directors has authorized the amendment to provide additional shares of Common Stock for issuance to satisfy the Company's contractual obligations with respect to a private placement of Convertible Debentures in the amount of $2,500,000 in April 1999. Additionally, the shares of Common Stock are needed so that the Company may take part in future financings in order to fund future operations and to expand its product lines.

PREEMPTIVE RIGHTS

     The holders of shares of Common Stock of the Company do not have preemptive rights to purchase any shares of authorized stock of the Company.

POSSIBLE ANTI-TAKEOVER EFFECTS

     Once the additional shares of Common Stock are authorized by the shareholders, the Board of Directors of the Company can, in many cases, issue such shares of Common Stock without further shareholder action. The effect of issuing shares of Common Stock may be to deter or thwart the accomplishment of a business combination involving a merger or other change in control of the Company that may at the time be advantageous to some shareholders, and possibly to render more secure the position of incumbent management. While the Board is presently unaware that any such attempt at assumption of control of the Company may be made, and presently does not intend to authorize the issuance of shares of Common Stock of the Company to frustrate or block any such effort, shareholders should be aware when voting on the proposal to increase the authorized number of Common Stock that such an action may be viewed by some as a potential anti-takeover measure by the Company.

RESOLUTION

     The resolution to approve the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be and hereby is amended as follows:

     FIRST: Article III Capitalization, is amended to increase the number of authorized shares of Common Stock. Article III shall read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is Twenty-Eight Million (28,000,000), which are divided into two classes: (i) Three Million (3,000,000) shares of Preferred Stock, without par value (the "PREFERRED STOCK"); and (ii) Twenty-Five Million (25,000,000) shares of Common Stock, without par value (the "COMMON STOCK").

REQUIRED VOTE OF STOCKHOLDERS

     Holders of a majority of the issued and outstanding shares of Common Stock entitled to vote on the proposed amendment, present in person or represented by proxy at the Meeting when a quorum is present, is required to approve the amendment.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

      3.  RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Mahoney Sabol & Company, LLP, of Hartford, Connecticut, its independent accountants to examine the accounts and books of the Company for the current fiscal year and to report on the Company's financial statements for that period. Effective January 5, 1998, the Company dismissed its former independent accountants, PricewaterhouseCoopers LLP of Hartford, Connecticut and engaged Mahoney Sabol & Company, LLP as its independent accountants.

     During the two most recent audited fiscal years of the Company and through January 5, 1998, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

     The report of the former independent accountants on the financial statements of the Company for fiscal year ended December 31, 1996 contained no adverse opinion or disclaimer of opinion, nor was qualified as to uncertainty, audit scope, or accounting principles, except that the opinion dated April 11, 1997, contained an explanatory paragraph relating to the Company's ability to continue as a going concern. See the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 1998 and incorporated by reference herein.

     The decision to change accountants was approved by the Board of Directors of the Company.

     Representatives of Mahoney Sabol & Company, LLP will be present at the meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

     The ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares entitled to vote thereon, present in person or represented by proxy at the Meeting when a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL
    TO RATIFY THE SELECTION OF MAHONEY SABOL & COMPANY, LLP AS THE COMPANY'S
          INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.

                            SHAREHOLDERS' PROPOSALS

     Shareholder proposals intended to be presented at the Company's 2000 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission and must be received by the Secretary of the Company, Nancy S. Lautenbach, no later than February 19, 2000 in order to be eligible for inclusion in the proxy statement and form of proxy related to that meeting.

     Also, if notice of a matter intended to be presented at the 2000 Annual Meeting but not included in the Company's proxy statement and proxy is received by the Company after May 4, 2000, then management named in the Company's proxy form for the 2000 Annual Meeting will have discretionary authority to vote shares represented by such proxies on such matters, if presented at the meeting, without including information about the matters in the Company's proxy materials.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, including the financial statements and the financial statements schedules, is included with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The 1999 Annual Report is not to be considered part of the proxy soliciting material. Copies of any exhibit to Form 10-K can be obtained for a nominal fee by written request to the Secretary of the Company, Nancy S. Lautenbach, at the address appearing on the front page of this Proxy Statement.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
June 18, 1999

                                   DETACH HERE



                                BIO-PLEXUS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                   P R O X Y

                  The undersigned hereby severally appoints Richard L. Higgins and Carl R. Sahi as agents, each with the power of substitution, and hereby authorizes each of them to vote all shares of common stock of the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at Rensselaer Polytechnic Institute At Hartford, 275 Windsor Street, Hartford, Connecticut 06120 on Monday July 19, 1999, at 1:30 p.m., local time, and at any adjournments or postponements thereof.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

      SEE REVERSE                                                    SEE REVERSE
          SIDE                                                           SIDE

                                   DETACH HERE
[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

      1. Election of Directors:
         NOMINEES: C. Sahi, R. Ribakove, D. Himick, R. Higgins and H. Gross

                        FOR                WITHHELD
                        [   ]              [   ]


      [   ] ---------------------------------------
            For all nominees except as noted above


      2.  Approval of the amendment to the                       FOR            AGAINST        ABSTAIN
          Company's certificate of incor-                        [   ]          [   ]          [   ]
          poration to increase the number
          of shares of Common Stock that
          the Company is authorized to issue.

      3.  Ratification of the Selection of                       FOR            AGAINST        ABSTAIN
          Independent Public Accountants.                        [   ]          [   ]          [   ]

      4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                        MARK HERE    [   ]             MARK HERE   [   ]
                        FOR ADDRESS                    IF YOU PLAN
                        CHANGE AND                     TO ATTEND
                        NOTE AT LEFT                   THE MEETING

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:__________________ Date:_____  Signature:__________________ Date:_____